UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Facility

On October 10, 2014 (the “Closing Date”), American Airlines, Inc. (“American”) and American Airlines Group Inc., American’s parent corporation (“AAG”), entered into a Credit and Guaranty Agreement, dated as of October 10, 2014 (the “Credit Agreement”), among American, as the borrower, AAG, as parent and guarantor, US Airways Group, Inc. (“US Airways Group”) and US Airways, Inc. (“US Airways”), as guarantors, the lenders party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc., as left lead arranger for the Term Loan Facility (as defined below) and Revolving Facility (as defined below), Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and bookrunners, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as syndication agents, and Credit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as documentation agents. The Credit Agreement provides for a $750 million term loan facility (the “Term Loan Facility”) and a $400 million revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Credit Facilities”).

On October 10, 2014, American borrowed $750 million under the Term Loan Facility. The Revolving Facility provides that American may from time to time borrow, repay and reborrow loans thereunder. American may have letters of credit issued under the Revolving Facility in an aggregate amount outstanding at any time of up to $300 million. The proceeds from the Credit Facilities will be used for general corporate purposes.

Term loans and revolving commitments under the Credit Agreement mature on October 10, 2021 and October 10, 2019, respectively.

Voluntary prepayments may be made by American at any time, with a premium of 1% applicable to certain prepayments made prior to the date that is six months following the Closing Date. Mandatory prepayments at par of term loans and/or revolving loans are required to the extent necessary to comply with American’s covenants regarding the collateral coverage ratio and certain dispositions of the Collateral (as defined herein). In addition, if a “change of control” (as defined in the Credit Agreement) occurs with respect to AAG, American will be required to repay at par the loans outstanding under the Credit Facilities and terminate the Revolving Facility.

Borrowings under the Credit Facilities bear interest at an index rate plus an applicable index margin or, at American’s option, LIBOR (subject to a floor of 0.75% in the case of the Term Loan Facility) plus an applicable LIBOR margin for interest periods of one, three or six months (or, if available to all affected Lenders, 12 months or a shorter period). The applicable LIBOR margins are 3.50% and 3.00% for borrowings under the Term Loan Facility and the Revolving Facility, respectively; provided that, if American has a corporate credit rating of Ba3 or higher from Moody’s and BB- or higher from S&P, the applicable LIBOR margin under the Term Loan Facility will be 3.25%.

The obligations of American under the Credit Facilities are secured by liens on certain route authorities, slots and foreign gate leaseholds utilized by American in providing its scheduled air carrier services between (i) the United States and Narita International Airport, Japan, (ii) the United States and Heathrow Airport, England, (iii) Chicago O’Hare International Airport, Illinois and Beijing Capital International Airport, China, and (iv) Chicago O’Hare International Airport, Illinois and Shanghai Pudong International Airport, China (the “Collateral”). American has the ability to add certain types of assets to the Collateral and, subject to certain conditions, release Collateral, in each case from time to time at its discretion.

The Credit Facilities require American to periodically appraise the value of the Collateral and calculate the collateral coverage ratio. If the calculated collateral coverage ratio is below 1.6 to 1.0, American may be required either to provide additional Collateral (which may include cash collateral) to secure its obligations under the Credit Facilities or repay the loans under the Credit Facilities or certain other indebtedness, in such amounts that the recalculated collateral coverage ratio, after giving effect to any such additional collateral or repayment, is at least 1.6 to 1.0.

The Credit Facilities also include affirmative, negative and financial covenants that, among other things, limit the ability of AAG and its restricted subsidiaries to pay dividends and make certain other payments, make certain investments, incur liens on the Collateral, dispose of the Collateral, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions. In addition, under the Credit Facilities, AAG must maintain a minimum aggregate liquidity of $2.0 billion.

The Credit Facilities contain events of default customary for similar financings, including cross-default to other material indebtedness. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facilities may be accelerated and become due and payable immediately.

American and AAG have a number of other commercial relationships with the lenders and other parties to the Credit Agreement. From time to time, several of such lenders and parties or their affiliates perform investment banking and advisory services for, and furnish general financing and banking services to, American, AAG and their affiliates.

Amendment to Existing Credit and Guaranty Agreement

On the Closing Date, American and AAG entered into a Third Amendment to that certain Credit and Guaranty Agreement (the “Third Amendment”), among American, AAG, US Airways Group, US Airways, the Existing Revolving Lenders (as defined therein) party thereto, BNP Paribas, Credit Agricole Corporate and Investment Bank and Deutsche Bank AG New York Branch, as administrative agent and as an issuing lender, amending the Credit and Guaranty Agreement (the “South American Credit Agreement”), dated as of June 27, 2013, as amended, among American, AAG, the lenders from time to time party thereto, Deutsche Bank AG New York Branch and certain other parties thereto. The Third Amendment extends the maturity of the $1 billion revolving credit facility under the South American Credit Agreement to October 10, 2019 (subject to certain restrictions in respect of other indebtedness which could result in an earlier maturity date under certain circumstances) and increases the revolving commitments thereunder to an aggregate amount of $1.4 billion, while reducing the letter of credit commitments thereunder from $600 million to $300 million. All other conditions and terms under the South American Credit Agreement remain the same.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Credit and Guaranty Agreement, dated as of October 10, 2014, by and among American Airlines, Inc., as the Borrower, American Airlines Group Inc., as Parent and a Guarantor, US Airways Group, Inc. and US Airways, Inc., as Guarantors, the lenders party thereto, Citibank N.A., as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., as Left Lead Arranger for the Term Loan Facility and Revolving Facility, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Bookrunners, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Syndication Agents and Credit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as Documentation Agents.

10.2	Third Amendment to Credit and Guaranty Agreement, dated as of October 10, 2014, among American Airlines, Inc., a Delaware corporation, American Airlines Group Inc. (formerly known as AMR Corporation), a Delaware corporation, US Airways Group, Inc., a Delaware corporation, US Airways, Inc., a Delaware corporation, the Existing Revolving Lenders (as defined therein) party thereto, BNP Paribas, Credit Agricole Corporate and Investment Bank and Deutsche Bank AG New York Branch, as administrative agent and as an issuing lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: October 14, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: October 14, 2014	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit and Guaranty Agreement, dated as of October 10, 2014, by and among American Airlines, Inc., as the Borrower, American Airlines Group Inc., as Parent and a Guarantor, US Airways Group, Inc. and US Airways, Inc., as Guarantors, the lenders party thereto, Citibank N.A., as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc., as Left Lead Arranger for the Term Loan Facility and Revolving Facility, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Bookrunners, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Syndication Agents and Credit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as Documentation Agents.

10.2	Third Amendment to Credit and Guaranty Agreement, dated as of October 10, 2014, among American Airlines, Inc., a Delaware corporation, American Airlines Group Inc. (formerly known as AMR Corporation), a Delaware corporation, US Airways Group, Inc., a Delaware corporation, US Airways, Inc., a Delaware corporation, the Existing Revolving Lenders (as defined therein) party thereto, BNP Paribas, Credit Agricole Corporate and Investment Bank and Deutsche Bank AG New York Branch, as administrative agent and as an issuing lender.